UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Consent Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Consent Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ZORAN CORPORATION
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
COWEN OVERSEAS INVESTMENT LP
RAMIUS ADVISORS, LLC
RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC
RAMIUS LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
JON S. CASTOR
DALE FULLER
THOMAS LACEY
JEFFREY MCCREARY
JEFFREY C. SMITH
EDWARD TERINO

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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Ramius Value and Opportunity Master Fund Ltd, together with the other participants named herein (collectively, “Ramius”), has made a definitive filing with the Securities and Exchange Commission of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Zoran Corporation, a Delaware corporation (“Zoran”) for the removal of six current directors of Zoran and the election of Ramius’ six nominees.

On February 24, 2011, Ramius issued the following press release:

Institutional Shareholder Services (ISS) Supports Ramius' Consent Solicitation Seeking Changes to the Zoran Board

States That Change is Required at the Board Level Given Zoran's Extended Share Price Underperformance, Questionable Business Strategy and Faltering Operating Performance

States Ramius Nominees More Likely to Effect Needed Change than the Incumbent Board

Claims Recent Merger Announcement May Have Served to Sharpen Rather Than Dampen Significance of Ramius' Consent Solicitation

Recommends Zoran Shareholders Vote Ramius' WHITE Consent Card to Remove and Replace Three Current Zoran Directors

NEW YORK, Feb. 24, 2011 -- Ramius Value and Opportunity Advisors LLC, a subsidiary of Ramius LLC (collectively, "Ramius"), today announced that Institutional Shareholder Services (ISS), the leading independent proxy voting advisory and risk management consulting firm to the global financial community, has recommended that shareholders of Zoran Corporation (Nasdaq:ZRAN) consent on Ramius' WHITE card to remove three incumbent directors and elect Ramius nominees Jon Castor, Dale Fuller and Jeffrey Smith to the Zoran Board.  Ramius is one of the largest shareholders of Zoran with beneficial ownership of 9.3% of the shares outstanding.  Ramius urges Zoran shareholders to provide their consent on the WHITE card TODAY to remove six incumbent directors and to elect all six of its nominees - Jon Castor, Dale Fuller, Thomas Lacey, Jeffrey McCreary, Jeffrey Smith and Edward Terino.

In reaching its conclusion, ISS performed a detailed analysis of both sides' positions and, in particular, carefully considered the Company's performance over the last several years and current business strategy.  Importantly, ISS concluded that:

"The dissidents have made a compelling case that change is required at the Board level given the Company's extended share price underperformance, questionable business strategy, and faltering operating performance."

Excerpts from ISS' Analysis & Recommendation:

On the Company's Poor Stock Performance

"The starting point for the dissident critique – share price performance – is striking.  Over the three years ending Dec. 3, 2010, the Company's shares significantly underperformed both the peer group the Company identifies in its Form 10-K, and the broader tech market represented by the NASDAQ Index."

On the Company's Financial Underperformance and Cost Structure

"Operating margin... which fell even more sharply at the start of the economic downturn, also finished the three year period down a substantial 11.8 percentage points.  This appears to have resulted, in part, from the Company's inability to match its cost structure to its declining revenue base... Operating Income, accordingly, fell from a modest $2.3 million in fiscal 2007 to a loss of $40.6 million in fiscal 2010."

"In the context of a steep (and thus far sustained) multi-year revenue decline, however, shareholders might rightly question the efficiency of the R&D spend, or the wisdom that went into its targeting.  Largely through its demonstrable ineffectiveness at halting a declining revenue trend, annual R&D spending accounted for 32% of revenue by fiscal 2010."

On the Company's Failed Business Strategy and Late Reaction

"Using segment revenue mix provided in the company's investor presentations to analyze revenue performance by business segment, it becomes clear that while the company may now be taking some of the right steps to address performance issues, those issues are not "recent" and the responses themselves may be well overdue. DVD segment revenue, for example, has declined by 74% over the three year period, yet the company only determined to put it into harvest mode near the end of fiscal 2010, long after the writing must have been on the wall."

On the Experience and Qualifications of Ramius' Nominees

On Jon Castor - "Castor has the distinction not only of extensive tech-sector deal experience, but also of having led companies (including a division within Zoran) which competed in the DTV segment."

On Jeff Smith – "Smith... is perhaps the most obvious candidate to ensure a healthy shareholder mindset in the boardroom.  That mindset is reinforced by tech sector deal experience as a director, including his oversight of the Phoenix Technologies sale as Chairman of that Board."

On Dale Fuller – "Fuller has extensive CEO experience at a number of higher profile companies" and has "demonstrated ability, particularly at McAfee, to step into the breech and execute."

Lastly, on the remaining Ramius nominees, ISS states "the remaining dissident nominees have substantial skills and credentials to recommend them as well."

Ramius Partner Managing Director Jeffrey C. Smith stated, "ISS' support provides significant validation to our belief that changes to the composition of the Board are needed at Zoran.  We greatly appreciate the strong support from shareholders who have already delivered their WHITE consent card to remove and replace six current Zoran directors with our highly qualified nominees.  We urge all of our fellow shareholders to submit their WHITE consent card today to reconstitute the Board with new directors who are firmly committed to maximizing value at Zoran."

Concluded Smith, "Zoran is now at a critical juncture and our nominees will represent the best interests of all shareholders. As we have previously stated, our slate of directors, if elected, will work within the merger contract with CSR to ensure that Zoran shareholders get the best possible outcome.  We firmly believe that the interests of shareholders will be best served at this time by a new Board comprised of unbiased, independent and capable directors."

If you have any questions, require assistance with submitting your WHITE consent card, or need additional copies of the proxy materials, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders Call Toll-Free at: (877) 717-3898
Banks and Brokers Call Collect at: (212) 750-5833

ABOUT RAMIUS LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo and Munich.

CONTACT: Peter Feld, 212-201-4878 Gavin Molinelli, 212-201-4828